UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

NEPHROGENEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36303	20-1295171
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 400 Jamison, PA	18929
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 986-1780

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As previously announced, on April 30, 2016, NephroGenex, Inc. (the "Company") filed a voluntary petition for relief (the "Chapter 11 Filing") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").
Plan Support Agreement
On February 1, 2017, the Company and Medpace, Inc. ("Medpace") entered into a plan support agreement (the "PSA") with respect to the terms of a restructuring to be implemented through a chapter 11 plan of reorganization (the "Plan") to be proposed by the Company in place of the Company's plan of liquidation currently on file with the Bankruptcy Court. Under the terms of the PSA, Medpace has agreed to waive its cash distribution with respect to its asserted $4.31 million unsecured claim against the Company in exchange for 100% of the newly issued common stock in the reorganized Company, subject to the Bankruptcy Court's approval of the Company's entry into the PSA and confirmation of the Plan.
The PSA is terminable by Medpace and the Company under certain conditions, including, among other things, the Company's failure to gain Bankruptcy Court approval of its entry into the PSA, or to file and consummate the Plan, by certain specific dates.
The PSA also includes certain customary representations and warranties of the parties.
The foregoing description of the PSA, including the Plan Term Sheet (as defined below), is qualified in its entirety by reference to the PSA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Plan Term Sheet
A term sheet setting forth the key terms of the Plan is annexed as an exhibit to, and incorporated by reference in, the PSA (the "Plan Term Sheet"). Plan Term Sheet specifies, among other things, the proposed treatment afforded to holders of Administrative Claims, Professional Fee Claims, Priority Claims, Secured Claims and General Unsecured Claims (all as defined in the Plan Term Sheet).
Cautionary Statements Regarding Forward-Looking Statements
This current report on Form 8-K and Exhibit 10.1 hereto contain certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this current report on Form 8-K and Exhibit 10.1 hereto and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the strength and breadth of our intellectual property, expectations regarding financial condition, liquidity, the length of time that we will be able to continue to fund our operating expenses, capital expenditures and our previously announced bankruptcy proceeding.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in the presentation as a result of, among other factors, the factors referenced in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission during March 2016.  Any forward-looking statements that we make herein speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of the presentation, except as required by law.
You should read carefully our “Cautionary Note Regarding Forward-Looking Statements and Industry Data” and the factors described in the “Risk Factors” sections of our Annual Report on Form 10-K to better understand the risks and uncertainties inherent in our business.

Additional Information Regarding the Chapter 11 Filing
Information about the Chapter 11 process, as well as court filings and other documents related to the reorganization proceedings, is available through the Company’s claims agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/NephroGenex. Information contained on, or that can be accessed through, such web site or the Bankruptcy Court’s web site is not part of this Current Report.
Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Plan Support Agreement, dated as of February 1, 2017, by and between the Company and Medpace, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPHROGENEX, INC.

Date:	February 1, 2017	/s/ John Hamill
John Hamill Chief Executive and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Plan Support Agreement, dated as of February 1, 2017, by and between the Company and Medpace, Inc.